Exhibit 10.14
HSBC
REVOLVING TERM NOTE

July 22, 2011

$500,000.00

For value received, the undersigned Chembio Diagnostic Systems Inc., a Delaware corporation, with an address of 3661 Horseblock Rd, Medford, New York11763 (the "Borrower"), promises to pay to the order of HSBC Bank USA, National Association, a bank organized under the laws of the United States of America with an address of One HSBC Center, 18th Floor, Buffalo, New York  14203 (together with its successors and assigns, the "Bank"), the principal amount of Five Hundred Thousand Dollars and Zero Cents ($500,000.00), or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant hereto, on or before 72 months from the date of this Note (the "Maturity Date"), together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full.  The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to One-Quarter Percent (.25%) above the Prime Rate (as hereinafter defined).  All accrued and unpaid interest shall be payable monthly in arrears on the same day of the month as the date of this Note or if such day does not exist on the last day of each such month (each a "Scheduled Payment Date"), commencing on the day which is one month from the date of this Note or if such day does not exist on the last day of such month.

Prime Rate means the rate per annum from time to time established by the Bank as the Prime Rate and made available by the Bank at its main office or, in the discretion of the Bank, the base, reference or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

Cost of Funds means the rate per annum from time to time determined by the Bank, in its sole discretion, as the Bank's Cost of Funds and made available by the Bank at its main office or, in the discretion of the Bank, the base, reference or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

The effective interest rate applicable to the Borrower's loans evidenced hereby shall change on the date of each change in the Prime Rate.

Notwithstanding anything to the contrary in this Note, the outstanding principal balance shall bear interest at the rate otherwise set forth in this Note plus an additional One-Quarter Percent (0.25%) per annum in the event the undersigned does not maintain a demand deposit account with the HSBC Bank USA, National Association from which the amounts due under this Note are automatically deducted.

Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim.  Interest shall be calculated monthly on the basis of a 360-day year based on twelve (12) thirty (30) day months except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.

This Note is a revolving note and, subject to the foregoing and in accordance with the provisions hereof and of any and all other agreements between the Borrower and the Bank related hereto, the Borrower may, at its option, borrow, pay, prepay and reborrow hereunder at any time prior to the Conversion Date (as hereinafter defined) or such earlier date as the obligations of the Borrower to the Bank under this Note, and any other agreements between the Bank and the Borrower related hereto, shall become due and payable; provided, however, that in any event the principal balance outstanding hereunder shall at no time exceed the face amount of this Note.  This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full, even if, from time to time, there are no amounts outstanding respecting this Note.  Nothing contained in this Note or otherwise is intended, nor shall constitute, an obligation of the Bank to make any loan or advance.

After 12 months from the date of the Note (the "Conversion Date"), no further Revolving Loans will be made to the Borrower, and Borrower will begin to make 60 (the "Number of Scheduled Payments") scheduled monthly installments of 1/60th of the principal balance plus interest commencing one month from the Conversion Date and on the same day of each month thereafter.  On the Maturity Date, with the final installment the Borrower agrees to pay all additional amounts due under this Note, including any unpaid principal or interest.

Commencing on the Conversion Date, notwithstanding anything to the contrary in this Note, the aggregate principal balance outstanding shall bear interest thereon at a Fixed rate (the "Adjusted Rate") equal to 3% above the Bank's cost of funds as determined by the Bank in its sole and unfettered discretion.

At the option of the Bank (but automatically in the case of an Insolvency Default (as hereinafter defined)), this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default"):  (1)  default of any liability, obligation, covenant or undertaking of the Borrower, any endorser or any guarantor hereof to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and within 3 days of when due any installment of principal or interest or default of the Borrower, any endorser or any guarantor hereof under any other loan document delivered by the Borrower, any endorser or any guarantor, or in connection with the loan evidenced by this Note or any other agreement by the Borrower, any endorser or any guarantor with the Bank continuing for 15 days with respect to any default (other than with respect to the payment of money for which there is only a 3 day grace period); (2)  failure of the Borrower, any endorser or any guarantor hereof to maintain aggregate collateral security value satisfactory to the Bank continuing for 15 days; (3)  default of any liability, obligation or undertaking of the Borrower, any endorser or any guarantor hereof to any other party (which exceed in the aggregate $500,000) continuing for 15 days; (4)  if any statement, representation or warranty heretofore, now or hereafter made by the Borrower, any endorser or any guarantor hereof in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower, any endorser or any guarantor hereof shall be determined by the Bank to have been false or misleading in any material respect when made; (5)  if the Borrower, any endorser or any guarantor hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (6)  the death of the Borrower, any endorser or any guarantor hereof and, if the Borrower, any endorser or any guarantor hereof is a partnership or limited liability company, the death or judicial declaration of incompetence of any partner or member; (7)  the institution by or against the Borrower, any endorser or any guarantor hereof of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower, any endorser or any guarantor hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower, any endorser or any guarantor hereof of an assignment for the benefit of creditors or the granting by the Borrower, any endorser or any guarantor hereof of a trust mortgage for the benefit of creditors (each of the foregoing in this subclause, an "Insolvency Default"); (8)  the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower, any endorser or any guarantor hereof; (9)  a final judgment or judgments for the payment of money (which exceed in the aggregate $500,000) shall be rendered against the Borrower, any endorser or any guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (10)  any levy, lien (including mechanics lien) except as permitted under any of the other loan documents between the Bank and the Borrower, seizure, attachment, execution or similar process (which exceed in the aggregate $500,000) shall be issued or levied on any of the property of the Borrower, any endorser or any guarantor hereof; (11)  the termination or revocation of any guaranty hereof; or (12)  the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, any endorser or any guarantor hereof, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower, any endorser or any guarantor hereof to the Bank has been or may be impaired.

Any payments received by the Bank on account of this Note shall, at the Bank's option, be applied first, to accrued and upaid interest and/or annual fees; second, to the unpaid principal balance hereof; third to any costs, expenses or charges then owed to the Bank by the Borrower; and the balance to escrows, if any.  Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as the Bank may determine.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral.  To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate  any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.

The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses.  Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of 3.0% plus the rate provided for herein.  If any payment due under this Note is unpaid for 10 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to the greater of $15 or 5.0% of such unpaid amount (which amount shall be subject to and limited so as to not be in violation of the provisions of Section 254-b of New York Real Property Law, if applicable).

This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

The liabilities of the Borrower and each Borrower, if more than one, and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note.  Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank.  Each reference in this Note to the Borrower and each Borrower, if more than one, and endorser or guarantor of this Note, is to such person individually and also to all such persons jointly.  No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full.  The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute or law.

This Note shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or 3 business days after it is mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note or as any party may from time to time designate by written notice to the other party.

The term "Bank Affiliate" as used in this Note shall mean any "Affiliate" of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s).  The term "Affiliate" shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above.  For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.  Control may be by ownership, contract, or otherwise.

No change in any provision of this Note may be made except by a writing signed by authorized signers of both parties to this Note.

All of the Bank's rights and remedies not only under the provisions of this Note but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, BORROWER AND EACH INDORSER WAIVE (i) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION EXCEPT FOR SET-OFFS OR COUNTERCLAIMS IN RESPECT OF OR ARISING OUT OF THIS NOTE, (ii) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (iii) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Note.  Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's, endorser's or guarantor's address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.

THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED.  THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

Executed as of July 22, 2011.

Signature Verified:	Borrower:

Chembio Diagnostic Systems Inc.

_________________________	By:	_________________________
Name:
Title:

3661 Horseblock Rd
Medford, New York
11763